Exhibit 32

Certifications

In connection with the Annual Report on Form 10-K for the year ended December 31, 2005, of American General Finance Corporation as filed with the Securities and Exchange Commission on the date hereof (the Report), each of, Frederick W. Geissinger, President and Chief Executive Officer of the Company, and Donald R. Breivogel, Jr., Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

		/s/	Frederick W. Geissinger
Frederick W. Geissinger
President and Chief Executive Officer
		/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer
Date:	March 31, 2006

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